UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York 13421-1676
(Address of Principal Executive Offices)

(315) 363-2000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Other Events

On July 26, 2011, Oneida Financial Corp. issued a press release disclosing second quarter 2011 financial results.  A copy of the press release is included as exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events

On July 26, 2011, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intends to repurchase, in the open market and in privately negotiated transactions, up to 5 percent (approximately 352,677 shares) of the Company’s outstanding shares.  The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital.  A press release containing this announcement is included as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
99.1 Press release dated July 26, 2011 disclosing earnings.
99.2 Press release dated July 26, 2011 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA FINANCIAL CORP.
DATE: July 27, 2011	By:	/s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer